UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
Vector Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 S.E. Second Street, Miami, Florida 33131
(Address of principal executive offices)(Zip Code)
(305) 579-8000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 11, 2005, Liggett Group Inc. (“Liggett”), a wholly-owned subsidiary of Vector Group Ltd. (the “Company”), and Ronald J. Bernstein entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Bernstein will continue to serve as President and Chief Executive Officer of Liggett and affiliated companies. The Employment Agreement has an initial term expiring December 31, 2008, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within six months before this date. Mr. Bernstein’s initial base salary of $750,000 is subject to an annual cost of living adjustment. Mr. Bernstein will receive a $500,000 special bonus from Liggett within 10 days of execution of the Employment Agreement and is entitled on an annual basis to a bonus of up to 100% of his base salary predicated on Liggett meeting certain pre-established operating goals. Following termination of his employment without cause, he would continue to receive his base salary for a period of 24 months.
     In addition, on November 11, 2005, Mr. Bernstein was awarded a restricted stock grant of 50,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 1999 Long-Term Incentive Plan (the “Plan”). In connection with the grant, the Company entered into a Restricted Share Award Agreement (the “Restricted Share Agreement”) with Mr. Bernstein on that date. Pursuant to the Restricted Share Agreement, one-fourth of the shares vest on November 1, 2006, with an additional one-fourth vesting on each of the three succeeding one-year anniversaries of the first vesting date through November 1, 2009. In the event Mr. Bernstein’s employment with the Company is terminated for any reason other than his death, his disability or a change of control (as defined in the Restricted Share Agreement) of the Company, any remaining balance of the shares not previously vested will be forfeited by Mr. Bernstein.
     On November 11, 2005, Mr. Bernstein agreed to the cancellation of an option to purchase 303,876 shares of the Company’s common stock at $31.59 per share granted under the Plan in September 2001. In this regard, Mr. Bernstein and the Company entered into an agreement (the “Option Letter Agreement”), in which the Company, in accordance with the Plan, agreed after the passage of more than six months and assuming Mr. Bernstein’s continued employment with the Company or an affiliate of the Company, to grant Mr. Bernstein another stock option under the Plan covering 250,000 shares of the Company’s common stock with the exercise price equal to the value of the common stock on the grant date of the replacement option. The new option will have a ten-year term and will become exercisable with respect to one-fourth of the shares on December 1, 2006, with an additional one-fourth becoming exercisable on each of the three succeeding one-year anniversaries of the first exercisable date through December 1, 2009.
     The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Employment Agreement, the Restricted Share Agreement and the Option Letter Agreement, which are included as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities
     See Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement, dated as of November 11, 2005, between Liggett Group Inc. and Ronald J. Bernstein.
10.2	Restricted Share Award Agreement, dated as of November 11, 2005, between Vector Group Ltd. and Ronald J. Bernstein.
10.3	Option Letter Agreement, dated as of November 11, 2005, between Vector Group Ltd. and Ronald J. Bernstein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President and Chief Financial Officer

Date: November 11, 2005

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